UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 14, 2019

PAR Technology Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-09720	16-1434688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.     Costs Associated with Exit or Disposal Activities.

On January 14, 2019, PAR Technology Corporation (the “Company”) implemented a 4.0% reduction in its workforce in connection with its Restaurant/Retail segment’s transition to a software led solutions company. The Company expects to incur total severance costs of approximately $686,000 that will be expensed in the first quarter of 2019 in the Company’s Restaurant/Retail segment. The Company expects cash payments to be made in the first quarter of 2019. A copy of the press release announcing the workforce reduction is attached hereto as Exhibit 99.1.

Item 2.05 of this Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in these statements, and may relate to, among other things, statements regarding the Company's current expectations relating to the amount and timing of related costs.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

        99.1    Press Release of PAR Technology Corporation dated January 14, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date: January 14, 2019	/s/ Bryan A. Menar
Bryan A. Menar
Chief Financial Officer (Principal Financial and Accounting Officer)